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MOVADO GROUP INC.                                                         Movado
                                                                            Ebel
                                                                         Concord
                                                                       ESQ SWISS
                                                                   Coach Watches
                                                          Tommy Hilfiger Watches
                                                               Hugo Boss Watches

APPROVED BY:   Rick Cote
               Executive Vice President and
               Chief Operating Officer
               201-267-8000

    CONTACT:   Investor Relations
               Suzanne Michalek
               Director of Corporate Communications
               201-267-8000

               Financial Dynamics
               Melissa Myron/Rachel Albert
               212-850-5600

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

               MOVADO GROUP, INC. ANNOUNCES SECOND QUARTER RESULTS

      Paramus, NJ - September 8, 2005 -- Movado Group, Inc. (NYSE: MOV), today announced second quarter results for the period ended July 31, 2005.

Second Quarter Fiscal 2006

o     Net sales increased 17.9% to $115.3 million from $97.8 million last year.

o Comparable store sales increased 2.3% at the Company's Movado boutiques on top of an 11.8% comparable store sales gain in the year-ago period.

o     Gross margin was 60.7% this year compared to 59.3% last year.

o Operating profit increased to $12.3 million versus $8.7 million in the year-ago period.

o Net income increased to $8.6 million, or $0.33 per diluted share, compared to net income of $7.1 million, or $0.28 per diluted share, in the prior year period. Net income in the year-ago period included a one-time gain of $0.03 per fully diluted share associated with a legal settlement the Company reached with Swiss Army Brands.

First Half Fiscal 2006

o     Net sales increased 18.1% to $203.1 million from $172.0 million last year.

o Comparable store sales increased 2.7% at the Company's Movado boutiques on top of an 18.4% comparable store sales gain in the year-ago period.

o     Gross margin was 60.5% compared to 58.9%.

o Operating profit was $14.4 million versus $10.5 million in the year-ago period.

o Net income was $9.5 million, or $0.37 per diluted share, compared to net income of $7.8 million, or $0.31 per diluted share, in the prior year period. Net income for the first half of last year included a one-time gain of $0.03 per fully diluted share associated with a legal settlement gain recorded in the second quarter of fiscal 2005.

      Efraim Grinberg, President and Chief Executive Officer, commented, "The results we have achieved stem from remaining true to our vision; building brands with a commitment to long term success. Movado, Ebel, Concord, ESQ, Coach, and Tommy Hilfiger Watches - are marked by exceptional quality and each possesses a distinct brand image in the marketplace. We consistently support our brands with compelling marketing and advertising support, while challenging our organization to keep our brands fresh through an ongoing process of reinvention and product innovation."

      "Continued investment behind our brands and businesses demonstrates our commitment toward building long-term shareholder value. We are on-track with our strategy of rebuilding Ebel into a global luxury brand and we are very encouraged with our progress. Our Movado Boutiques now operate in 27 locations nationwide and we continue to develop and strengthen this business as we move toward converting our investment into a profitable operation. Finally, our team is preparing for the exciting launch of a new Hugo Boss watch collection in March of 2006."

      Rick Cote, Executive Vice President and Chief Operating Officer, stated, "We are very pleased with the results we delivered during the first half of the year, which reflects the success of our brand and business investments, new product offerings and enhanced productivity. Fiscal 2006 is a year where we have made a strategic decision to invest significantly behind our brands and businesses as we position our company for accelerated growth. Consistent with our strategy, we continue to expect earnings growth to outpace sales growth."

      Movado Group now anticipates fiscal 2006 net sales to grow approximately 14% from last year and fully diluted earnings per share for the full year to be at the upper-end of the Company's previously stated range of $1.18 to $1.24. Included in this guidance is an expected $0.05 per diluted share expense related to equity compensation of restricted stock. This guidance excludes any potential impact associated with the American Jobs Creation Act, which the Company continues to evaluate. To the extent that Movado Group repatriates any international earnings, the Company would incur a one time income tax charge.

      The Company's management will host a conference call today, September 8th at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website: www.movadogroup.com. This call will be archived online within one hour of the completion of the conference call.

                                    - more -

Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach, Tommy Hilfiger and Hugo Boss watches worldwide, and operates Movado boutiques and company stores in the United States.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "PROJECTS," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF EBEL WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.

                               (Tables to follow)

                               MOVADO GROUP, INC.
                      Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (Unaudited)

                                               Three Months Ended     Six Months Ended
                                                     July 31,              July 31,
                                               -------------------   -------------------
                                                 2005       2004       2005       2004
                                               --------   --------   --------   --------
Net sales                                      $115,326   $ 97,788   $203,082   $171,975

Cost of sales                                    45,340     39,810     80,258     70,612
                                               --------   --------   --------   --------

Gross profit                                     69,986     57,978    122,824    101,363

Selling, general and administrative expenses     57,701     49,230    108,400     90,908
                                               --------   --------   --------   --------

Operating profit                                 12,285      8,748     14,424     10,455

Income from litigation settlement, net               --      1,444         --      1,444
Interest expense                                    884        783      1,693      1,508
                                               --------   --------   --------   --------

Income before income taxes                       11,401      9,409     12,731     10,391

Income tax                                        2,850      2,352      3,183      2,598
                                               --------   --------   --------   --------

Net income                                     $  8,551      7,057   $  9,548   $  7,793
                                               ========   ========   ========   ========

Net income per diluted share                   $   0.33   $   0.28   $   0.37   $   0.31
Shares used in per share computation             26,126     25,484     26,074     25,416

                               MOVADO GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)
                                   (Unaudited)

                                             July 31,    January 31,     July 31,
                                               2005         2005           2004
                                           -----------   -----------   -----------
ASSETS

   Cash and cash equivalents               $    50,323   $    63,782   $    27,438
   Trade receivables, net                      105,533       102,622        95,841
   Inventories                                 206,483       187,890       181,784
   Other                                        37,127        34,409        31,899
                                           -----------   -----------   -----------
       Total current assets                    399,466       388,703       336,962
                                           -----------   -----------   -----------

   Property, plant and equipment, net           50,282        50,283        48,193
   Other assets                                 36,348        37,964        37,672
                                           -----------   -----------   -----------
                                           $   486,096   $   476,950   $   422,827
                                           ===========   ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

   Loans payable to banks                  $    37,500   $         0   $    25,000
   Current portion of long-term debt                 0             0         5,000
   Accounts payable                             35,283        38,488        30,965
   Accrued liabilities                          40,482        39,618        30,223
   Deferred and current taxes payable            4,756         5,250         5,853
                                           -----------   -----------   -----------
       Total current liabilities               118,021        83,356        97,041
                                           -----------   -----------   -----------

   Long-term debt                               45,000        45,000        25,000
   Deferred and non-current income taxes         9,031        14,827        11,936
   Other liabilities                            17,363        17,209        12,214
   Shareholders' equity                        296,681       316,558       276,636
                                           -----------   -----------   -----------
                                           $   486,096   $   476,950   $   422,827
                                           ===========   ===========   ===========